UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2007

UNIVERSAL COMPRESSION PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33078 (Commission File Number)	22-3935108 (IRS Employer Identification No.)

4444 Brittmoore Road
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
(713) 335-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01. Regulation FD Disclosure.
     On May 29, 2007, Universal Compression Holdings, Inc. (“Universal”), which indirectly owns our general partner, UCO GP LLC, issued a press release announcing that Stephen A. Snider, Chairman, President and Chief Executive Officer of Universal, and J. Michael Anderson, Senior Vice President and Chief Financial Officer of Universal, are scheduled to present at the Deutsche Bank Energy & Utilities Conference in Miami, Florida on Wednesday, May 30, 2007 at 7:30 a.m. Eastern Time (6:30 a.m. Central). Mr. Snider also serves as the Chairman, President and Chief Executive Officer of UCO GP LLC. Mr. Anderson also serves as a Senior Vice President of UCO GP LLC. A copy of the press release, which includes information regarding how to access a live webcast and an archived recording of the presentation, is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Information contained in Exhibit 99.1 relating to Universal is not incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release of Universal Compression Holdings, Inc. dated May 29, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION PARTNERS, L.P. (Registrant)

	By:	UCO General Partner, LP, its general partner

	By:	UCO GP, LLC, its general partner

Date: May 29, 2007	By:	/s/ DANIEL K. SCHLANGER

Daniel K. Schlanger Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Universal Compression Holdings, Inc. dated May 29, 2007.